UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                August 15, 1997


                         MARVEL (PARENT) HOLDINGS INC.

         Delaware               33-62366              13-3709544

    (State or other         (Commission File         (IRS Employer
     jurisdiction of            Number)           Identification No.)
     incorporation
            c/o Icahn Associates Corp., 767 Fifth Ave., 47th Floor
                           New York, New York 10153
             (Address of principal executive offices and Zip Code)

                                (212) 702-4300
             (Registrant's telephone number, including area code)

           5900 North Andrews Avenue, Ft. Lauderdale, Florida 33309 (Former Name or Former Address, if changed since last report)

Item 1.  Control.

     Marvel (Parent) Holdings Inc. ("Marvel Parent") is a wholly owned subsidiary of Marvel III Holdings Inc. ("Marvel III"). In 1994, Marvel III, pursuant to that certain indenture (the "Marvel III Indenture") dated February 15, 1994 between Marvel III and Nationsbank of Georgia, National Association, issued $125,000,000 principal amount at maturity of Senior Secured Notes due 1998 (the "Marvel III Notes"). The Marvel III Indenture provides, among other things, that the Marvel III Notes are secured by a pledge of 100 percent of the shares of common stock, $0.01 par value, of Marvel Parent (the "Parent Stock"), and approximately 9% of the shares of common stock, $0.01 par value, of Marvel Entertainment Group, Inc. ("Marvel").

     On December 27, 1996, Marvel, eight of its direct and indirect subsidiaries (collectively with Marvel, the "Marvel Debtors") and each of Marvel Holdings, Inc. ("Marvel Holdings"), Marvel Parent and Marvel III (collectively with Marvel Holdings and Marvel Parent, the "Holding Debtors"), filed petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court of the District of Delaware (the "Bankruptcy Court"). The bankruptcy proceedings commenced by the Holding Debtors have not been procedurally consolidated and are not jointly administered with the bankruptcy proceedings of the Marvel Debtors. The filing of bankruptcy by Marvel III was an event of default under the Marvel III Indenture.

     On January 9, 1997, the United States Trustee appointed an Official Bondholders Committee (the "Bondholders Committee") to represent the interests of all holders of the Marvel III Notes and certain other notes issued by Marvel Holdings and Marvel Parent (collectively, with the Marvel III Notes the "Holding Company Notes").

     On January 13, 1997, the Bondholders Committee, together with LaSalle National Bank, as successor indenture trustee with respect to all of the Holding Company Notes (the "Trustee"), moved for relief from the automatic stay in the Holding Debtors' bankruptcy proceeding in order to vote and to foreclose upon the shares of common stock of Marvel and the Holding Debtors that are pledged to secure repayment of the Holdings Company Notes, including, without limitation, the Parent Stock. On February 26, 1997, the Bankruptcy Court entered an order lifting the automatic stay to permit the Bondholders Committee and the Trustee, on behalf of bondholders, to vote and to foreclose upon the Parent Stock pledged as security pursuant to the Marvel III Indenture.

     On August 15, 1997, the Trustee notified Marvel III that, in accordance with Section 11.05(c) of the Marvel III Indenture, the rights of Marvel III to exercise the voting and other consensual rights relating to Marvel III's ownership of the Parent Stock were terminated on such date and that as of such date all such rights were vested in the Trustee in accordance with the terms of the Marvel III Indenture.

     Immediately after giving the foregoing notice, the Trustee exercised voting power with respect to the Parent Stock by executing a written consent as the sole stockholder of Marvel Parent, dated August 15, 1997, removing all of the then-current members of the Board of Directors of Marvel Parent and replacing them with the following individuals: Carl C. Ichan, Robert J. Mitchell and Vincent Intrieri.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MARVEL (PARENT) HOLDINGS INC.


Date:  August 29, 1997        By: /s/ Vincent J. Intrieri
                              ---------------------------
                              Name: Vincent J. Intrieri
                              Title: Secretary


Signature page for Form 8-K filed with respect to change in control of Marvel (Parent) Holdings Inc.